UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 29, 2026

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West 2 nd Street, Floor 32 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)
(737)
281-0101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.:  ☐
Digital Realty Trust, L.P.: ☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 3.02	Unregistered Sales of Equity Securities.
The information included under the heading “Recent Developments—Purchase of Blackstone’s Interest in Digital Carver Dulles 9 and Digital Carver Brickyard Joint Ventures” in Item 8.01 below is incorporated by reference herein. The issuances of securities by the company described under such heading in Item 8.01 below is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

Item 7.01	Regulation FD Disclosure.
On June 29, 2026, the company issued a press release regarding certain pending and completed transactions. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
The information in this Item 7.01 of this Current Report on Form
8-K,
including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 8. 01	Other E ven ts.
Recent Developments
Purchase of Blackstone’s Interest in Digital Carver Dulles 9 and Digital Carver Brickyard Joint Ventures
On June 29, 2026, the company entered into an agreement to purchase from affiliates of Blackstone Inc. (collectively, “Blackstone”) all of Blackstone’s blended 64% interests in the Digital Carver Dulles 9 and Digital Carver Brickyard joint ventures (the “joint ventures”) (resulting in each of the joint ventures becoming a wholly owned subsidiary of the operating partnership) for consideration consisting of $1,231 million in cash and a number of shares of the company’s
non-voting
common stock calculated by dividing $2,346,087,437.83 by the last reported sale price of the company’s common stock on the New York Stock Exchange on June 29, 2026, rounded down to the nearest whole number (such purchase, the “Blackstone Acquisition”). Pursuant to the terms of the Articles Supplementary governing the non-voting
common stock, each share of
non-voting
common stock will automatically convert into one share of the company’s common stock upon its transfer by Blackstone or one of its affiliates to a person that is not affiliated with Blackstone. The non-voting
common stock will have rights and preferences that are identical to the company’s existing common stock, except that it will have no voting rights and it will automatically convert into common stock upon such transfer. The purchase is expected to be completed on June 30, 2026 and is subject to customary closing conditions.
The joint ventures are developing three hyperscale data centers totaling 288 megawatts of expected critical IT capacity located in Northern Virginia, the world’s largest data center market. Upon the completion of the purchase, the company will have acquired Blackstone’s 80% interest in two data centers in Manassas and Blackstone’s 50% interest in the Digital Dulles campus in Sterling, each with 96 megawatts of IT capacity, at a gross value of $7.8 billion (including assumed debt and estimated remaining capital expenditures to complete the ongoing development), reflecting an estimated initial stabilized capitalization rate of over 6.5%. Two of the data centers are expected to stabilize in the first half of 2027, with the third expected to stabilize in the first half of 2028. The three data centers are 100% leased to three distinct investment-grade hyperscale customers. Through this transaction, the company will increase its exposure to newly developed capacity in the world’s largest data center market, supported by
15-year
leases with a blended average
Aa3/AA-
credit-rating and 3.6% annual rent escalators (in each case, weighted by annualized rent), that are expected to enhance the company’s growth. We expect the purchase of these interests to be leverage neutral and accretive to core funds from operations (“Core FFO”) per share in each of 2027 and 2028, as development is completed and rents commence.
Other Acquisitions
On April 30, 2026, the operating partnership acquired approximately 1,440 acres of land for development at Astra Enterprise Park, located near Kansas City for approximately $377.6 million in cash and 517,475 common units of partnership interest in the operating partnership. The operating partnership has entered into an agreement with the local utility for 600 megawatts of utility power to be provided by early 2028, and two gigawatts expected at full capacity.
On June 22, 2026, the company agreed to issue 3,425,031 shares of its common stock to purchase approximately 16% of the interests in the company’s Teraco joint venture pursuant to an existing put right exercised by certain of the joint venture’s third party partners. The purchase will increase the company’s interest in Africa’s leading data center platform to 77%. The company has agreed to provide the applicable sellers resale registration rights with respect to the common stock to be issued. Completion of the repurchase transaction is expected to occur in the second half of 2026, subject to customary closing conditions and regulatory approvals.
At-the-Market
Program Activity
From April 29, 2026 through June 29, 2026, the company sold 6,158,839 shares of its common stock under its “at the market” equity program, resulting in net proceeds of approximately $1.2 billion after deducting commissions. The company used and intends to use the net proceeds from the sale of such shares to temporarily repay borrowings outstanding under its global revolving credit facilities, acquire additional properties or businesses, fund development opportunities, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt or the repurchase, redemption, or retirement of outstanding debt securities, or a combination of the foregoing.
Risk Related to the Blackstone Acquisition
The development-stage hyperscale data centers acquired in the Blackstone joint venture acquisition may not be completed on schedule or within budget, and the anticipated benefits of the acquisition may not be realized.
The joint ventures we will wholly own following the purchase from Blackstone own three hyperscale data centers that have not yet been completed, and development-stage projects are subject to various risks, including construction delays, cost overruns, supply chain disruptions, failure to obtain necessary permits or approvals, labor shortages and other factors beyond our control. As a part of our underwriting of the Blackstone acquisition, we developed an estimate of the initial stabilized capitalization rate for the data centers we will wholly-own following such acquisition. We calculate the estimated stabilized capitalization rate as the percentage of the gross value of the purchase price represented by the estimated initial full year stabilized net operating income. This estimate is based on a number of assumptions, including the timely and on-budget completion of all space to be constructed and estimated stabilized operating expenses. If development costs are higher than expected or completion is delayed, the timing and amount of cash flows from these properties could be adversely affected, including if one or more tenants fails to commence paying rent on the expected schedule or if the data centers do not achieve full operational status as expected. Although the three hyperscale data centers are currently leased to subsidiaries of investment-grade rated parent entities, the parent entities are not parties to the leases and may not be legally obligated to satisfy the lease obli gati
ons of their subsidiaries upon a default. In the event of a default by a lessee, there can be no assurance that the parent entity would choose or be obligated to cure such default. In addition, market conditions for data center leasing in Northern Virginia could change materially. As a result, our expectations regarding the initial stabilized capitalization rate and that the acquisition of Blackstone’s interests in the Digital Carver Dulles 9 and Digital Carver Brickyard joint ventures will be accretive to Core FFO per share in each of 2027 and 2028, as development is completed and rents commence, are subject to numerous risks and uncertainties, and there can be no assurance that these anticipated benefits will be realized on the expected timeline, including in 2027 and 2028, or at all.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form
8-K
contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would”, “should”, “estimates”, “could”, “intends”,

“plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the Teraco, Columbia Capital and Blackstone transactions; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which we operate, as detailed from time to time in each of our reports filed with the SEC. There can be no assurance that the proposed transactions will be consummated on the terms described herein or at all.
The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form
10-K
for the year ended December 31, 2025, our quarterly report on Form
10-Q
for the quarter ended March 31, 2026 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: June 29, 2026

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary